UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 28, 2013

DAVI LUXURY BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53609	26-2463412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9426 Dayton Way Beverly Hills, CA 90210
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 288-8393

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

The information in Item 5.02 of this Report regarding (i) the grant by Davi Luxury Brand Group, Inc. (“we,” “our,” “us” or the “Company”) to Parrish Medley, our President, Chief Executive Officer and interim Chief Financial Officer, of a stock option to purchase up to 1,600,000 shares of our common stock at an exercise price equal to $0.10 per share, and (ii) the issuance by the Company to Mr. Medley of an aggregate of 920,000 shares of our common stock, is incorporated herein by reference.

The Company issued the foregoing shares and granted the foregoing stock option pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering of securities.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 28, 2013, we granted to Mr. Medley a three-year non-qualified stock option to purchase up to 1,600,000 shares of our common stock at an exercise price equal to $0.10 per share, which was the closing market price of our common stock on February 28, 2013 (i.e., the date of grant).  The option will vest and become exercisable only if, and to the extent, the Company achieves the following milestones related to the Company’s trademark products (“Davi Products”):  (i) 400,000 shares of the option will vest on the date that a recent licensee commercially releases Davi Products in Asia; (ii) 400,000 shares of the option will vest when certain licensed sales of Davi Products exceed $2,000,000; (iii) 400,000 shares of the option will vest when certain licensed sales of Davi Products exceed $5,000,000; and (iv) 400,000 shares of the option will vest on the date that we commercially launch any Davi Product in the U.S., other than on our website; provided, in each case, that Mr. Medley remains in our continuous employ through such vesting date, and the option is on the other terms set forth in our stock option agreement with Mr. Medley.

Effective as of February 28, 2013, in order to preserve cash, we issued to Mr. Medley 720,000 shares of our common stock, valued at $0.10 per share, in lieu and in payment in full of $72,000 of accrued but unpaid salary that the Company owed Mr. Medley under his employment agreement with the Company.  Moreover, in recognition of Mr. Medley's services during fiscal 2012, the Company issued to Mr. Medley 200,000 shares of our common stock as a performance bonus.

Additionally, effective March 1, 2013 Mr. Medley's salary was increased to $144,000 per annum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2013	DAVI LUXURY BRAND GROUP, INC. By: /s/ Parrish Medley Name: Parrish Medley Title: President, Chief Executive Officer and Interim Chief Financial Officer

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